Exhibit 99.1

SURGERY PARTNERS, INC. ANNOUNCES THIRD QUARTER 2017 RESULTS
Integration with National Surgical Healthcare Progressing as Planned; Near-Term Initiatives Set to Drive Growth

NASHVILLE, Tenn., November 8, 2017 - Surgery Partners, Inc. (NASDAQ:SGRY) ("Surgery Partners" or the "Company"), a leading provider of surgical services, today announced results for the third quarter ended September 30, 2017.

•	Revenues increased 8.4% compared to third quarter 2016 to $306.3 million

•	Normalized same-facility revenues increased 2.9% compared to third quarter 2016

•	Net loss before income taxes was $19.2 million compared to income before income taxes of $12.6 million in the third quarter 2016

•	Normalized Adjusted EBITDA was $43.1 million, compared to $44.7 million in the third quarter 2016

•	Diluted EPS of $(0.66) per share compared to $(0.05) per share in the third quarter 2016

“Although the quarter and near term outlook were impacted by certain industry headwinds and the recent hurricanes, with the integration of NSH we move towards 2018 with a larger, more diversified business focused on delivering high quality, cost effective surgical procedures to a growing number of patients, payors and providers. While we were pleased to see normalized same-facility revenue growth over the prior year, we have launched specific initiatives to accelerate same-facility case growth, and improve margins including implementing procurement optimization programs. We are confident we will enter 2018 with a stronger business capable of delivering improved, sustainable long-term financial performance,” said Clifford Adlerz, Interim CEO of Surgery Partners.
Adlerz added, “We continue to believe that the trend in surgical procedures moving towards high quality, more cost-effective settings remains a long-term growth driver for Surgery Partners. The Company remains well capitalized to take advantage of the underlying trends in the industry and fund both organic growth initiatives and accretive acquisitions. To further advance our leadership position in the industry, we will remain focused on providing high quality, cost effective solutions for surgical procedures and continue our focus on identifying opportunities to optimize our business.”
As of September 30, 2017, the Company owned or operated 124 surgical facilities primarily in partnership with physicians and, on a select basis, physicians and health systems, in addition to a network of 60 physician practices.
Third Quarter 2017 Results
Total revenues for the third quarter of 2017 increased 8.4% to $306.3 million from $282.7 million for the third quarter of 2016. On a normalized basis and including the pro forma effect of the NSH acquisition, same-facility revenues for the third quarter of 2017 increased 2.9% over the same period last year. Same facility revenue per case increased 3.3% and same facility cases decreased 0.3%.
For the third quarter of 2017, the Company’s net loss attributable to Surgery Partners was $13.6 million compared to $2.3 million for the same period last year. For the third quarter of 2017, the Company's Normalized Adjusted EBITDA was $43.1 million compared to $44.7 million for the same period last year.
Year to Date 2017 Results
Total revenues year to date 2017 increased 4.9% to $880.9 million from $839.4 million for the same period last year. On a normalized basis and including the pro forma effect of the NSH acquisition, same facility revenues increased 5.7% year to date. Year to date, same facility revenue per case increased 4.3% and same facility cases increased 1.3%.
For year to date 2017, the Company’s net loss attributable to Surgery Partners was $20.8 million compared to $7.4 million for the same period last year. For year to date 2017, the Company's Normalized Adjusted EBITDA was $120.3 million compared to $129.2 million for the same period last year.

Liquidity
Surgery Partners had cash and cash equivalents of $199.7 million at September 30, 2017 and $75 million of undrawn revolver capacity. Net operating cash flow, including operating cash flow less distributions to non-controlling interests and adjusting for merger related and tax receivable agreement payments of $15.2 million, was $5.3 million for the third quarter of 2017. The Company’s ratio of total debt to EBITDA at the end of the third quarter of 2017, as calculated under the Company’s credit agreement, was 6.8x.
Full Year 2017 Guidance
For 2017, as a result of the continuation of broader industry softness related to residual effects of the hurricanes as well as the ongoing impact of slower volumes and a less favorable payor mix, the Company’s 2017 guidance ranges for the year have been updated from the range issued in our second quarter earnings press release. Including the partial year impact of the NSH acquisition, which is performing as anticipated, revenue is now expected in the range of $1.30 billion to $1.33 billion and Adjusted EBITDA in the range of $178 million to $185 million which includes the normalization for the impact of hurricanes and the reserve adjustment.
Conference Call Information
Surgery Partners will hold its conference call tomorrow, November 9, 2017 at 8:30 a.m. (Eastern Time). The conference call can be accessed live over the phone by dialing 1-877-407-0792, or for international callers, 1-201-689-8263. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921 or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 13667317. The replay will be available until November 23, 2017.
Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company's website at www.surgerypartners.com. The on-line replay will remain available for a limited time beginning immediately following the call.
To learn more about Surgery Partners, please visit the Company's website at www.surgerypartners.com. Surgery Partners uses its website as a channel of distribution for material Company information. Financial and other material information regarding Surgery Partners is routinely posted on the Company's website and is readily accessible.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements, which have been included in reliance of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties and assumptions relating to our operations, financial condition, business, prospects, growth strategy and liquidity, which may cause our actual results to differ materially from those projected by such forward-looking statements, and the Company cannot give assurances that such statements will prove to be correct. You can identify forward-looking statements because they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
The forward-looking statements appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties, including but not limited to those risks and uncertainties described in “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 that may cause actual results to differ materially from those that we expected.
The forward-looking statements made in this press release are made only as of the date of the hereof. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information or otherwise. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission.
Use of Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States ("GAAP") provided throughout this press release, Surgery Partners has presented the following non-GAAP financial measures:

Normalized Revenues, EBITDA, Adjusted EBITDA and Normalized Adjusted EBITDA, which exclude various items detailed in the attached "Reconciliation of Non-GAAP Financial Measures".
These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results. These non-GAAP financial measures are not presented in accordance with GAAP, and the Company’s computation of these non-GAAP financial measures may vary from those used by other companies. These measures have limitations as an analytical tool, and should not be considered in isolation or as a substitute or alternative to net income or loss, operating income or loss, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP.
About Surgery Partners
Headquartered in Nashville, Tennessee, Surgery Partners is a leading healthcare services company with a differentiated outpatient delivery model focused on providing high quality, cost effective solutions for surgical and related ancillary care in support of both patients and physicians. Founded in 2004, Surgery Partners is one of the largest and fastest growing surgical services businesses in the country, with more than 150 locations in 29 states, including ambulatory surgery centers, surgical hospitals, a diagnostic laboratory, multi-specialty physician practices and urgent care facilities.

SURGERY PARTNERS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except shares and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Revenues	$306,337	$282,682	$880,873	$839,437
Operating expenses:
Salaries and benefits	103,024	85,724	282,933	266,401
Supplies	83,106	65,907	228,350	196,484
Professional and medical fees	25,483	20,856	69,185	60,813
Lease expense	16,061	13,204	43,361	38,712
Other operating expenses	19,022	15,703	51,267	44,539
Cost of revenues	246,696	201,394	675,096	606,949
General and administrative expenses (1)	20,378	14,985	54,574	42,205
Depreciation and amortization	10,929	9,713	33,454	28,984
Provision for doubtful accounts	8,524	8,514	19,987	15,931
Income from equity investments	(1,608)	(1,167)	(3,860)	(3,007)
Loss on disposal or impairment of long-lived assets, net	447	572	2,048	1,697
Merger transaction and integration costs	5,326	1,864	8,567	6,361
Loss on debt refinancing	18,211	3,595	18,211	11,876
Gain on litigation settlement	—	—	(3,794)	—
Gain on acquisition escrow release	(1,000)	—	(1,000)	—
Electronic health records incentive expense (income)	4	364	(298)	269
Other (income) expense	—	—	(2)	97
Total operating expenses	307,907	239,834	802,983	711,362
Operating income (loss)	(1,570)	42,848	77,890	128,075
Gain on amendment to tax receivable agreement	16,392	—	16,392	—
Tax receivable agreement expense	—	(3,733)	—	(3,733)
Interest expense, net	(34,030)	(26,475)	(84,812)	(74,863)
(Loss) income before income taxes	(19,208)	12,640	9,470	49,479
Income tax (benefit) expense	(20,929)	(1,694)	(18,300)	2,496
Net (loss) income	1,721	14,334	27,770	46,983
Less: Net income attributable to non-controlling interests	(15,305)	(16,672)	(48,579)	(54,392)
Net loss attributable to Surgery Partners, Inc.	$(13,584)	$(2,338)	$(20,809)	$(7,409)

Net loss per share attributable to common stockholders (2)
Basic	$(0.66)	$(0.05)	$(0.81)	$(0.15)
Diluted (3)	$(0.66)	$(0.05)	$(0.81)	$(0.15)
Weighted average common shares outstanding
Basic	48,203,265	48,019,652	48,143,359	48,018,706
Diluted (3)	48,203,265	48,019,652	48,143,359	48,018,706
(1) Includes contingent acquisition compensation expense of $1.8 million and $1.5 million for the three months ended September 30, 2017 and 2016, respectively, and $5.7 million and $3.1 million for the nine months ended September 30, 2017 and 2016, respectively.

(2) Earnings per share reflects the increase of net loss to common shareholders of a preferred dividend of $2.6 million and a redemption adjustment of $15.6 million allocated to the participating securities.

(3) The impact of potentially dilutive securities for all periods presented was not considered because the effect would be anti-dilutive in those periods.

SURGERY PARTNERS, INC.
Unaudited Selected Financial and Operating Data
(Amounts in thousands, except shares and per share amounts)

	September 30, 2017	December 31, 2016

Balance Sheet Data (at period end):
Cash and cash equivalents	$199,701	$69,699
Total current assets	573,659	361,955
Total assets	4,601,854	2,304,958

Current maturities of long-term debt	48,472	27,822
Total current liabilities	275,012	186,725
Long-term debt, less current maturities	2,144,862	1,414,421
Total liabilities	2,624,421	1,799,763

Total Surgery Partners, Inc. stockholders' equity	695,402	9,677
Non-controlling interests-non-redeemable	683,733	314,997
Total stockholders' equity	1,379,135	324,674

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Cash Flow Data:
Net cash provided by (used in):
Operating activities	$10,025	$18,826	$66,496	$92,863
Investing activities	(718,364)	(21,028)	(747,559)	(154,395)
Capital expenditures	(5,511)	(8,027)	(20,613)	(28,377)
Investments in new businesses	(712,853)	(13,001)	(727,016)	(126,018)
Financing activities	851,006	5,812	811,065	58,808
Distributions to non-controlling interests	(19,946)	(17,081)	(56,787)	(49,443)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Other Data:
Number of surgical facilities as of the end of period	124	104	124	104
Number of consolidated surgical facilities as of the end of period	109	93	109	93

Revenues	$306,337	$282,682	$880,873	$839,437
Cases	111,674	106,821	332,261	315,508
Revenue per case	$2,743	$2,646	$2,651	$2,661
Normalized Revenues	$329,909	$282,682	$904,445	$839,437
Adjusted EBITDA	$23,244	$44,748	$100,406	$129,205
Adjusted EBITDA as a % of revenues	7.6%	15.8%	11.4%	15.4%
Normalized Adjusted EBITDA	$43,112	$44,748	$120,274	$129,205
Normalized Adjusted EBITDA as a % of revenues	14.1%	15.8%	13.7%	15.4%
Adjusted EPS- Basic	(0.02)	0.21	0.01	0.48
Adjusted EPS- Diluted	(0.02)	0.21	0.01	0.47

SURGERY PARTNERS, INC.
Supplemental Information
(Unaudited, in thousands, except cases and growth rates)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Same-facility Information:
Cases (3) (4)	138,798	139,247	410,331	405,051
Case growth	(0.3)%	N/A	1.3%	N/A
Revenue per case (3) (4)	$3,245	$3,143	$3,263	$3,128
Revenue per case growth	3.3%	N/A	4.3%	N/A

(3) Same-facility revenues include revenues from our consolidated and non-consolidated surgical facilities (excluding facilities acquired in new markets or divested during the current and prior periods) along with the revenues from our ancillary services comprised of a diagnostic laboratory, multi-specialty physician practices, urgent care facilities, anesthesia services, optical services and specialty pharmacy services that complement our surgical facilities in our existing markets.
(4) The normalization impact of the hurricanes and the non-recurring adjustment to revenue on the same-facility information above was $23.6 million in revenues and 2,828 cases for both the three and nine months ended September 30, 2017.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Segment Revenues:
Surgical facility services	$293,360	$256,795	$814,320	$766,248
Ancillary services	10,184	22,684	58,036	62,967
Optical services	2,793	3,203	8,517	10,222
Total revenues	$306,337	$282,682	$880,873	$839,437

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Adjusted EBITDA:
Surgical facility services	$48,673	$53,347	$146,859	$153,318
Ancillary services	(12,002)	2,573	(7,791)	9,141
Optical services	748	1,276	2,407	3,004
All other	(14,175)	(12,448)	(41,069)	(36,258)
Total adjusted EBITDA	23,244	44,748	100,406	129,205

SURGERY PARTNERS, INC.
Reconciliation of Non-GAAP Financial Measures
(Unaudited, Amounts in thousands)

The following table reconciles normalized revenues to revenues, the most directly comparable U.S. GAAP financial measure:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Condensed Consolidated Statements of Operations Data:
Revenues	$306,337	$282,682	$880,873	$839,437
Hurricane estimated impact	8,000	—	8,000	—
Reserve adjustment	15,572	—	15,572	—
Normalized Revenues	$329,909	$282,682	$904,445	$839,437

The following table reconciles Normalized Adjusted EBITDA and Adjusted EBITDA to income before income taxes in the reported condensed consolidated financial information, the most directly comparable U.S. GAAP financial measure:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Normalized Adjusted EBITDA	$43,112	$44,748	$120,274	$129,205
Hurricane estimated impact	(5,000)	—	(5,000)	—
Reserve adjustment	(14,868)	—	(14,868)	—
Adjusted EBITDA (5)	23,244	44,748	100,406	129,205

Net income attributable to non-controlling interests	15,305	16,672	48,579	54,392
Depreciation and amortization	(10,929)	(9,713)	(33,454)	(28,984)
Interest expense, net	(34,030)	(26,475)	(84,812)	(74,863)
Non-cash stock compensation expense	(3,311)	(691)	(5,380)	(1,326)
Contingent acquisition compensation expense	(1,815)	(1,530)	(5,662)	(3,060)
Merger transaction, integration and practice acquisition costs (6)	(6,406)	(2,471)	(11,134)	(8,579)
Gain on litigation settlement	—	—	3,794	—
Gain on acquisition escrow	1,000	—	1,000	—
Loss on disposal or impairment of long-lived assets, net	(447)	(572)	(2,048)	(1,697)
Gain on amendment to tax receivable agreement	16,392	—	16,392	—
Tax receivable agreement expense	—	(3,733)	—	(3,733)
Loss on debt refinancing	(18,211)	(3,595)	(18,211)	(11,876)
(Loss) income before income taxes	$(19,208)	$12,640	$9,470	$49,479
(5) The above table reconciles Adjusted EBITDA to income before income taxes as reflected in the unaudited condensed consolidated statements of operations.
When we use the term “Adjusted EBITDA,” it is referring to income before income taxes minus (a) net income attributable to non-controlling interests plus (b) depreciation and amortization, (c) interest expense, net, (d) non-cash stock compensation expense, (e) contingent acquisition compensation expense, (f) merger transaction, integration and practice acquisition costs, minus (g) gain on litigation settlement, plus (h) loss on disposal or impairment of long-lived assets and (i) loss on debt refinancing. We use Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess operating performance, make business decisions and allocate resources. Non-controlling interests represent the interests of third parties, such as physicians, and in some cases, healthcare systems that own an interest in surgical facilities that we consolidate for financial reporting purposes. We believe that it is helpful to investors to present Adjusted EBITDA as defined above because it excludes the portion of net income attributable to these third-party interests and clarifies for investors our portion of Adjusted EBITDA generated by its surgical facilities and other operations.
Adjusted EBITDA is not a measurement of financial performance under GAAP, and should not be considered in isolation or as a substitute for net income, operating income or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating our financial performance. We believe such adjustments are appropriate, as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.
(6) This amount includes merger transaction and integration costs of $5.3 million and $1.9 million for the three months ended September 30, 2017 and 2016, respectively, and practice acquisition costs of $1.1 million and $607,000 for the three months ended September 30, 2017 and 2016, respectively.
This amount includes merger transaction and integration costs of $8.6 million and $6.4 million for the nine months ended September 30, 2017 and 2016, respectively, and practice acquisition costs of $2.6 million and $2.2 million for the nine months ended September 30, 2017 and 2016, respectively.

SURGERY PARTNERS, INC.
Reconciliation of Non-GAAP Financial Measures
(Unaudited, Amounts in thousands)

From time to time, the Company incurs certain non-recurring gains or losses that are normally nonoperational in nature and that it does not consider relevant in assessing its ongoing operating performance. When significant, Surgery Partners’ management and Board of Directors typically exclude these gains or losses when evaluating the Company’s operating performance and in certain instances when evaluating performance for incentive compensation purposes. Additionally, the Company believes that certain investors and equity analysts exclude these or similar items when evaluating the Company’s current or future operating performance and in making informed investment decisions regarding the Company. Accordingly, the Company provides adjusted net income per share attributable to Surgery Partners, Inc. stockholders as a supplement to its comparable GAAP measure of net income per share attributable to Surgery Partners, Inc. Adjusted net income per share attributable to Surgery Partners, Inc. stockholders should not be considered a measure of financial performance under GAAP, and the items excluded from adjusted net income per share attributable to Surgery Partners, Inc. stockholders are significant components in understanding and assessing financial performance. Adjusted net income per share attributable to Surgery Partners, Inc. stockholders should not be considered in isolation or as an alternative to net income per share attributable to Surgery Partners, Inc. stockholders as presented in the consolidated financial statements.
The following table reconciles net income as reflected in the consolidated statements of operations to adjusted net income used to calculate adjusted net income per share attributable to Surgery Partners, Inc. stockholders:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Consolidated Statements of Operations Data:
Net Income	$1,721	$14,334	$27,770	$46,983
Less:
Net income attributable to non-controlling interests	15,305	16,672	48,579	54,392
Plus:
Non-cash stock compensation expense	3,311	691	5,380	1,326
Contingent acquisition compensation expense	1,815	1,530	5,662	3,060
Merger transaction, integration and practice acquisition costs	6,406	2,471	11,134	8,579
Gain on litigation settlement	—	—	(3,794)	—
Gain on acquisition escrow	(1,000)	—	(1,000)	—
Loss on disposal or impairment of long-lived assets, net	447	572	2,048	1,697
Gain on amendment to tax receivable agreement	(16,392)	—	(16,392)	—
Tax receivable agreement expense	—	3,733	—	3,733
Loss on debt refinancing	18,211	3,595	18,211	11,876
Adjusted net (loss) income	$(786)	$10,254	$440	$22,862

Adjusted net (loss) income per share (6)
Basic	$(0.02)	$0.21	$0.01	$0.48
Diluted (7)	$(0.02)	$0.21	$0.01	$0.47
Weighted average common shares outstanding:
Basic	48,203,265	48,019,652	48,143,359	48,018,706
Diluted (7)	48,203,265	48,329,783	48,250,051	48,197,585

(6) Adjusted net loss per share during the three and nine months ended September 30, 2017 excludes the impact of the preferred dividend of $2.6 million and a redemption adjustment of $15.6 million allocated to the participating securities.
(7) The impact of potentially dilutive securities for the three and nine months ended September 30, 2017 was not considered because the effect would be anti-dilutive in each of those periods.

In connection with the Preferred Private Placement and the Private Sale, as previously disclosed on Form 8-K filed with the Securities and Exchange Commission on September 1, 2017, the Company elected to apply “pushdown” accounting with the change of control effective August 31, 2017, by applying the guidance in Accounting Standards Codification Topic ("ASC") 805, Business Combinations. Accordingly, the condensed consolidated financial statements of the Company for periods before and after August 31, 2017 will reflect different bases of accounting, and the financial positions and results of operations of those periods are not comparable. Throughout the Company's condensed consolidated financial statements and the accompanying notes therein to be filed on November 9, 2017, periods prior to the change of control are identified as "Predecessor" and periods after the change of control are identified as "Successor."
The following table reconciles the consolidated statement of operations for the three and nine months ended September 30, 2017 presented above, to the Successor and Predecessor periods:

	Successor	Predecessor
	September 1 to September 30,	July 1 to August 31,	January 1 to August 31,
	2017	2017	2017

Revenues	$132,258	$174,079	$748,615
Operating expenses:
Salaries and benefits	41,784	61,240	241,149
Supplies	35,028	48,078	193,322
Professional and medical fees	11,254	14,229	57,931
Lease expense	6,858	9,203	36,503
Other operating expenses	8,000	11,022	43,267
Cost of revenues	102,924	143,772	572,172
General and administrative expenses (1)	7,777	12,601	46,797
Depreciation and amortization	3,330	7,599	30,124
Provision for doubtful accounts	3,690	4,834	16,297
Income from equity investments	(712)	(896)	(3,148)
Loss on disposal or impairment of long-lived assets, net	333	114	1,715
Merger transaction and integration costs	2,983	2,343	5,584
Loss on debt refinancing	—	18,211	18,211
Gain on litigation settlement	—	—	(3,794)
Gain on acquisition escrow release	—	(1,000)	(1,000)
Electronic health records incentive expense (income)	7	(3)	(305)
Other (income) expense	—	—	(2)
Total operating expenses	120,332	187,575	682,651
Operating income (loss)	11,926	(13,496)	65,964
Gain on amendment to tax receivable agreement	1,098	15,294	15,294
Tax receivable agreement expense	—	—	—
Interest expense, net	(15,883)	(18,147)	(68,929)
(Loss) income before income taxes	(2,859)	(16,349)	12,329
Income tax (benefit) expense	(211)	(20,718)	(18,089)
Net (loss) income	(2,648)	4,369	30,418
Less: Net income attributable to non-controlling interests	(6,492)	(8,813)	(42,087)
Net loss attributable to Surgery Partners, Inc.	$(9,140)	$(4,444)	$(11,669)

Net loss per share attributable to common stockholders (2)
Basic	$(0.57)	$(0.09)	$(0.24)
Diluted (3)	$(0.57)	$(0.09)	$(0.24)
Weighted average common shares outstanding
Basic	48,314,746	48,146,611	48,121,404
Diluted (3)	48,314,746	48,146,611	48,121,404

The following table reconciles the selected cash flow data for the three and nine months ended September 30, 2017 as presented above to the Successor and Predecessor periods:

	Successor	Predecessor
	September 1 to September 30,	July 1 to August 31,	January 1 to August 31,
	2017	2017	2017

Cash Flow Data:
Net cash provided by (used in):
Operating activities	$(1,222)	$11,247	$67,718
Investing activities	(3,003)	(715,361)	(744,556)
Capital expenditures	(1,840)	(3,671)	(18,773)
Investments in new businesses	(1,163)	(711,690)	(725,853)
Financing activities	(10,280)	861,286	821,345
Distributions to non-controlling interests	(6,444)	(13,502)	(50,343)

The following table reconciles the segment revenues for the three and nine months ended September 30, 2017 as presented above to the Successor and Predecessor periods:

	Successor	Predecessor
	September 1 to September 30,	July 1 to August 31,	January 1 to August 31,
	2017	2017	2017
Revenues:
Surgical facility services	$125,595	$167,765	$688,725
Ancillary services	5,775	4,409	52,261
Optical services	888	1,905	7,629
Total revenues	$132,258	$174,079	$748,615

The following table reconciles the segment Adjusted EBITDA table for the three and nine months ended September 30, 2017 as presented above to the Successor and Predecessor periods:

	Successor	Predecessor
	September 1 to September 30,	July 1 to August 31,	January 1 to August 31,
	2017	2017	2017
Adjusted EBITDA:
Surgical facility services	$20,947	$27,726	$125,912
Ancillary services	(1,265)	(10,737)	(6,526)
Optical services	193	555	2,214
All other	(5,033)	(9,142)	(36,036)
Total Adjusted EBITDA	14,842	8,402	85,564

Net income attributable to non-controlling interests	6,492	8,813	42,087
Depreciation and amortization	(3,330)	(7,599)	(30,124)
Interest expense, net	(15,883)	(18,147)	(68,929)
Non-cash stock compensation expense	(1,683)	(1,628)	(3,697)
Contingent acquisition compensation expense	(605)	(1,210)	(5,057)
Merger transaction, integration and practice acquisition costs (1)	(3,457)	(2,949)	(7,677)
Gain on litigation settlement	—	—	3,794
Gain on acquisition escrow release	—	1,000	1,000
Loss on disposal or impairment of long-lived assets, net	(333)	(114)	(1,715)
Gain on amendment to tax receivable agreement	1,098	15,294	15,294
Tax receivable agreement expense	—	—	—
Loss on debt refinancing	—	(18,211)	(18,211)
(Loss) income before income taxes	$(2,859)	$(16,349)	$12,329
(1) This amount includes merger transaction and integration costs of $3.0 million for the one month ended September 30, 2017 (Successor), $2.3 million and $5.6 million for the two and eight months ended August 31, 2017 (Predecessor), respectively.
This amount includes practice acquisition costs of $474,000 for the one month ended September 30, 2017 (Successor), $606,000 and $2.1 million for the two and eight months ended August 31, 2017 (Predecessor), respectively.

Contact

Teresa Sparks, CFO
Surgery Partners, Inc.
(615) 234-8940
IR@surgerypartners.com